Exhibit(a)(4)

                             SCUDDER BLUE CHIP FUND

          Amendment of Declaration of Trust for Redesignation of Series

     The undersigned, being a majority of the Trustees of Scudder Blue Chip Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust dated May 27, 1994, as amended (the "Declaration of Trust"), do hereby amend the
Article III, Section 1 of the Declaration of Trust as follows:

            The series presently designated as Initial Portfolio is hereby redesignated "DWS Blue Chip Fund."

         The relative rights and preferences of such series shall continue to be as set forth in the Declaration of Trust.

         The foregoing Redesignation of Series shall be effective February 6, 2006.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.

/s/John W. Ballantine                                              /s/Lewis A. Burnham
--------------------------------------------------                 ------------------------------------------------
John W. Ballantine, Trustee                                        Lewis A. Burnham, Trustee

/s/Donald L. Dunaway                                               /s/James R. Edgar
--------------------------------------------------                 ------------------------------------------------
Donald L. Dunaway, Trustee                                         James R. Edgar, Trustee

/s/Paul K. Freeman                                                 /s/Robert B. Hoffman
--------------------------------------------------                 ------------------------------------------------
Paul K. Freeman, Trustee                                           Robert B. Hoffman, Trustee

/s/William McClayton
--------------------------------------------------                 ------------------------------------------------
William McClayton, Trustee                                         William N. Shiebler, Trustee

/s/Robert H. Wadsworth                                             /s/Shirley D. Peterson
--------------------------------------------------                 ------------------------------------------------
Robert H. Wadsworth, Trustee                                       Shirley D. Peterson, Trustee

/s/John G. Weithers
--------------------------------------------------
John G. Weithers, Trustee


Dated:  November 16, 2005